UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

31 Pierce Lane
Norwich, Vermont 05055
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES

The terms “the Company,” “we,” “us,” and “our” refer to Morlex, Inc., a Colorado corporation, unless otherwise stated or the context clearly indicates otherwise.

As previously disclosed by the Company, on February 14, 2008 (the “Closing Date”), we consummated a series of transactions pursuant to: (i) an Agreement and Plan of Merger with RightSide Holdings, Inc. and our wholly owned subsidiary RHI Merger Sub, Inc., (ii) an Agreement and Plan of Merger with Duncan Media Group, Inc. and our wholly owned subsidiary DMG Merger Sub, Inc. and (iii) a Stock Purchase Agreement (the “AAA Stock Purchase Agreement”) with All Ad Acquisition, Inc., a Delaware corporation (“AAA”), and all of the shareholders of AAA as listed in the AAA Stock Purchase Agreement.

This Amendment No. 1 to Form 8-K amends the Company’s report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 14, 2008 (the “Form 8-K”). The purpose of this Amendment No. 1 to Form 8-K is to delete Item 4.01 in the Form 8-K in its entirety. With the exception of such revision, no other changes have been made to the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: February 21, 2008	By:	/s/ Richard Berman
Name: Richard Berman
Title: Chief Executive Officer